UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Cardiff Lexington Corporation (OTCBB:CDIX) and JM Enterprises 1, Inc. (d.b.a. – Key Tax Group) (Private: “JM Enterprises 1, Inc.”) as previously announced on May 14, 2019 signed a definitive merger agreement under which JM Enterprises 1, Inc. will merge into Cardiff Lexington as its wholly owned subsidiary has been completed effected May 8th, 2019.

JM Enterprises 1, Inc. (d.b.a. Key Tax Group) (https://mytaxlawyer.org/) is an established tax law firm that specializes in FBAR cases, audit representation, IRS payment plans and much more. At Key Tax Group, our tax lawyers, enrolled agents, and support staff work hard to get our clients the very best and most affordable tax resolution possible. Our staff is well versed in both the accounting portion of tax debt as well as the resolution side, and we are highly experienced in dealing with revenue officers and aggressive collectors.

It may be every taxpayer’s worst nightmare: the dreaded tax audit. Being audited is serious and can have dire consequences if the outcome of the audit doesn’t go in your favor. Key Tax Group understands the complexity, confusion, and consternation involved in a tax audit. Key Tax Group offers full-service tax audit representation to help you before, during, and after an audit. Key Tax Group specialize in tax audit representation and can represent you before the taxing authorities question you regarding your tax return or at any point during your audit. When faced with an audit, it’s important to be informed about the process, be proactive, and ensure that you have an experienced, no-nonsense tax audit representative by your side protecting your rights and ensuring that your audit is accurate and fair.

In connection with the closing of the acquisition, on May 8th, 2019 a Preferred “G” Class of stock with a par value of $0.001was issued. The Preferred “G” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.07 per share for a total of 18,571,428 representing a value of $1,300,000. These Preferred “G” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

Additionally, Cardiff has allocated a Preferred “G1” Class Series for potential investors – 10,000,000 shares authorized, par value $0.001 per share with the following rights and privileges no - voting rights, converts to common stock at a ratio of 1 share preferred to 1.25 shares common. Series G1 stock cannot be diluted due to actions taken by the Company, BOD and/or its shareholders.

Last, Cardiff will issue 500,000 Common Shares with a par value of $0.001 to novate a convertible debt of $30,912.32.

On May 8th, 2019, CDIX’s Board of Directors approved retaining current founders to serve as senior management of JM Enterprises 1, Inc.

There are no family relationships of our directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:     /s/ Daniel Thompson

          Daniel Thompson

Title:  Chairman

Dated: 05/14/19